                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Definitive Additional Materials

[_]  Confidential, for Use of the          [_]  Soliciting Material Under
     Commission Only(as permitted by            Rule 14a-12
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement


                               LOJACK CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

     [_]Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                              LoJack Corporation

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On May 30, 2002

   You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 30th day of May 2002 at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts (the "Meeting"), for the following purposes:

    1. To consider and act upon a proposal to fix the number of directors of the Company at eight (8) and to elect eight (8) directors for the ensuing year.

    2. To consider and act upon a proposal to adopt the Company's 2002 Employee Stock Purchase Plan.

    3. To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on April 12, 2002, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS, Clerk

April 23, 2002

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

                              LOJACK CORPORATION

                               Executive Offices
                      200 Lowder Brook Drive, Suite 1000
                         Westwood, Massachusetts 02090

                                PROXY STATEMENT

                                 INTRODUCTION

   This proxy statement and the accompanying proxy are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), commencing on or about April 23, 2002. The accompanying proxy is being solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on May 30, 2002 (the "Meeting") and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

   The only outstanding class of stock of the Company is its Common Stock. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board of Directors has fixed April 12, 2002, as the record date for the Meeting. On April 12, 2002, there were issued and outstanding 14,447,127 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

   The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of the 2002 Employee Stock Purchase Plan or any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

   All shares of Common Stock represented by valid proxies which the Company receives prior to the date of or at the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and will be voted as specified in the proxies. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld will have no effect on the election of directors. With regard to the approval of the 2002 Employee Stock Purchase Plan, votes may be cast in favor of approval of the plan, cast against approval of the plan, cast as an abstention or left blank. Votes that are cast as an abstention will have no effect on the proposal to approve the 2002 Employee Stock Purchase Plan. Votes that are left blank will be voted FOR the approval of the 2002 Employee Stock Purchase Plan. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

   Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will not be treated as voted shares and, accordingly, will have no effect on the proposal to adopt the 2002 Employee Stock Purchase Plan or any other proposal which requires the affirmative vote of a majority of the votes properly cast at the meeting.

   When a proxy is returned, prior to the date of or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy. Each stockholder is urged to specify the stockholder's choices on the enclosed proxy. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                     PROPOSAL NO. 1-ELECTION OF DIRECTORS

   The Board of Directors has proposed that the number of directors of the Company be fixed at eight (8) and that eight (8) directors be elected to serve until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the eight (8) nominees named below unless otherwise specified on the proxy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

  Meetings of the Board of Directors and Committees

   The Board of Directors met four times during the ten-month transition period ended December 31, 2001 (the "transition period") and acted twice by written consent. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a Nominating Committee. During the transition period, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she served as a director and (ii) the total number of meetings of each committee on which he or she served during the period that he or she served on such committee.

   The Compensation Committee, which consists of Lee T. Sprague (Chairperson), Robert J. Murray and Robert L. Rewey, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met formally three times during the transition period and conducted informal meetings by telephone on several other occasions.

   The Audit Committee, which consists of John H. MacKinnon (Chairman), Larry
C. Renfro and Harvey Rosenthal, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants, and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met six times during the transition period, and met twice after the end of the transition period with respect to transition period financial statements.

  Compensation of Directors

   Each non-employee director of the Company who attends a minimum of four Board of Directors meetings in a year is entitled to an annual stipend at the rate of $12,000 (prorated based upon the term of service) in addition to stock options granted as described below, and, for each Board meeting attended, each non-employee director receives $1,000 and reimbursement of travel and hotel expenses (for non-employee directors who are residents of states other than Massachusetts). In addition, the Chairman of the Audit Committee and the Chairperson of the Compensation Committee are entitled to an additional stipend of $1,000 per year.

   Non-employee directors are eligible to receive Non-Employee Director Options under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options is equal to the fair market value of the shares of Common Stock on the date of the grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning on the date of the next annual meeting of stockholders following the date of grant, subject to becoming immediately and fully exercisable upon the occurrence of certain change in control events or as otherwise provided by the terms of the Stock Incentive Plan.

   Pursuant to the Stock Incentive Plan, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at an annual meeting of stockholders is granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. Pursuant to the Stock Incentive Plan, a Non-Employee Director Option to purchase 5,000 shares of Common Stock was granted to each non-employee director elected or re-elected at the annual meeting of stockholders held on July 18, 2001, at an exercise price of $5.73 per share, the fair market value of the shares on the date of grant.

  Principal Employment and Experience of Director Nominees

   The following information is furnished with respect to the persons nominated for election as directors:

Name             Age               Present Principal Employer and Prior Business Experience
----             ---               --------------------------------------------------------
Ronald J. Rossi  62  Mr. Rossi joined the Company in November 2000 as Chief Executive Officer. He
                     became a director and was elected Chairman of the Board effective March 1, 2001.
                     Prior to joining the Company, Mr. Rossi spent 35 years with The Gillette Company, progressing through a variety of management positions in sales, marketing, and general management in the United States, Canada and Puerto Rico. Mr. Rossi
                     served as President of Oral-B Worldwide, a Gillette subsidiary, from 1998 to 2000.
                     From 1988 to 1998 he was President of Gillette North America; previous positions include President of Gillette Canada and President of Braun/Canada. Mr. Rossi has
                     been a member of the board of Mentor Corporation since January 2000 and chairman of the Canadian Cosmetic and Toiletry Fragrance Association since 1987, and served on the executive board of the Massachusetts Bay Red Cross from 1993 to 1998 and the board of the New England Sports Museum from 1993 to 1998.

Joseph F. Abely  49  Mr. Abely joined the Company in October 1988 as Senior Vice President and Chief
                     Financial Officer. He was named President and Chief Operating Officer in January
                     1996 and a director in November 2000. Mr. Abely joined the accounting firm of
                     Deloitte Haskins & Sells in 1976 and served as a partner from 1985 until October
                     1988. Mr. Abely is a Certified Public Accountant.

Lee T. Sprague   61  Mrs. Sprague has served as a director of the Company since 1981 and is the
                     Chairperson of the Compensation Committee. Mrs. Sprague has been a private investor for more than nine years. Mrs. Sprague also serves on the boards of various private, educational and charitable institutions.

Robert J. Murray 60  Mr. Murray has served as a director of the Company since 1992. Mr. Murray has been
                     Chairman of the Board, President and Chief Executive Officer of New England
                     Business Service, Inc. since December 1995. From January 1991 to December 1995,
                     Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette
                     Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of
                     Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has held a variety of other management positions at Gillette since 1961. Mr. Murray also serves on the Boards of Directors of Allmerica Financial Corporation, Vanderweil
                     Engineering and Etablissements Delhaize Freres et Cie "Le Lion" S.A.

Larry C. Renfro  48  Mr. Renfro has served as a director of the Company since 1993. Mr. Renfro is currently the Chairman and Chief Executive Officer of NewRiver Investor
                     Communications, Inc. From 1997 to 1999, Mr. Renfro was the Chief Executive
                     Officer of LCR Financial Group, Inc. From 1990 to 1997, Mr. Renfro held the office of
                     Vice President, Financial Services and served as a member of the Operating
                     Committee of Allmerica Financial Corporation. From 1989 to 1990, he was Executive
                     Vice President of State Street Bank and Trust Company. From 1988 to 1989, he was
                     Chairman of Boston Financial Data Services, Inc., a subsidiary of State Street Bank and Trust Company.

Harvey Rosenthal 59  Mr. Rosenthal has served as a director of the Company since 1997. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the
                     Board of Directors of Melville Corporation (now known as CVS Corporation) from
                     1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief
                     Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Board of Trustees of EQ Advisors Trust, is a member of the Board of
                     Trustees of the Dana-Farber Cancer Institute and is an Overseer of the WGBH
                     Educational Foundation.

Name              Age             Present Principal Employer and Prior Business Experience
----              ---             --------------------------------------------------------

John H. MacKinnon 61  Mr. MacKinnon has served as a director of the Company and Chairman of the
                      Audit Committee since October 25, 2000. Mr. MacKinnon joined
                      PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of IT
                      Factory, Inc. and Technical Manufacturing Corporation. Mr. MacKinnon is a
                      Certified Public Accountant and is active in community affairs, including serving on the Board of Trustees of Emmanuel College, Nativity Preparatory School and
                      Catholic Charities of the Archdiocese of Boston.

Robert L. Rewey   63  Mr. Rewey has served as a director of the Company since January 2, 2002. Prior to joining the Company, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global
                      Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for
                      North America from 1988 to 1998, President of Ford Division and Vice President
                      of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and
                      Vice President of Ford Motor Company from 1984 to 1985, National Sales &
                      Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Board of
                      Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., and is active in business and community affairs.

   The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

Required Vote

   The approval of a plurality of the votes cast is required for the election of directors.

   The Board of Directors recommends a vote FOR the election of each of the director nominees named above.

       PROPOSAL NO. 2-ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

   On February 25, 2002, the Board of Directors approved, and is proposing for stockholder approval, the adoption of the 2002 Employee Stock Purchase Plan. The purpose of the 2002 Employee Stock Purchase Plan is to provide employees of the Company and its corporate subsidiaries the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase the Company's stock.

   The Board of Directors believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate its employees, who are so critical to the Company's long-term success, and that the adoption of the 2002 Employee Stock Purchase Plan will further the goal of providing employees with incentives to serve the Company.

   On April 12, 2002, the closing price per share of the Common Stock, as reported in a summary of composite transactions in The Wall Street Journal for stocks listed on the Nasdaq National Market, was $5.40.

  2002 Employee Stock Purchase Plan

   The following summary of the material features of the 2002 Employee Stock Purchase Plan (the "Plan") is qualified in its entirety by reference to the complete text of the Plan, a copy of which is set forth in Appendix A to this Proxy Statement.

   Overview. The Plan operates by granting in a series of offerings options to acquire the Company's Common Stock. The Compensation Committee determines the commencement date and duration of offerings. Provided the Plan is approved by stockholders, the first offering will begin June 1, 2002. In general, an offering will last for six months and will begin each June 1 and December 1. During an offering, payroll deductions will be accumulated. At the end of the offering, the options will be exercised and the accumulated payroll deductions will be retained by the Company as full payment of the option price. Each participant will receive a whole number of shares of the Company's Common Stock equal to the accumulated payroll deductions credited to the participant's account as of the exercise date divided by the option price. The "option price" of shares of Common Stock will be eighty-five percent (85%) of the lower of the fair market value of the Company's shares at the start of the offering or on the exercise date. Fair market value under the Plan generally means the closing sale price of the Company's stock on the date in question.

   Shares Available under the Plan. The total number of shares that may be subject to options under the Plan is 250,000. If an option expires or is terminated or surrendered, the shares allocable to the option may again be available under the Plan. If insufficient shares are available at the end of an offering, a pro rata allocation of remaining shares will be made.

   Eligibility and Participation. In general, any employee of the Company or a corporate subsidiary who has been employed for more than ninety (90) days may become a participant in any future offering under the Plan by electing to participate prior to the commencement of the offering. However, the following persons are ineligible to participate in the Plan: (i) any employee who owns, directly or indirectly, as of the start of an offering, five percent (5%) or more of the Company's stock or the stock of one of the Company's corporate subsidiaries; (ii) any employee of a subsidiary that does not elect to participate in the Plan; (iii) any union employee, if the union elects not to participate in the Plan; and (iv) any individual who is not an employee, including outside directors, consultants and independent contractors. In addition, an employee will not be granted an option that would permit him or her to own (or be considered to own) or hold outstanding options to purchase five percent (5%) or more of the total combined voting power or value of all classes of the Company's stock or that of a corporate subsidiary, and a participant cannot acquire in any year more than $25,000 worth of the Company's stock (based on the value of the Company's stock at the start of the offering).

   A participant may authorize payroll deductions of from one to fifteen percent of the participant's compensation on each pay date. A participant can decrease his or her rate of payroll deductions, but the participant can never increase the rate of payroll deductions once an offering begins.

   A participant may, prior to the end of an offering period, and at such time and in such manner as the Compensation Committee may prescribe, withdraw from an offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the participant's account under the Plan. In no event will a participant receive interest with respect to his or her payroll deductions, whether used to exercise options or returned in cash.

   Termination of Employment. Upon termination of employment for any reason other than death, the participant will receive a payment in cash of the amount credited to the participant's account under the Plan. In the event that a participant dies prior to the end of an offering period, the participant's account will be paid in cash to his or her estate.

   Restrictions on Transfer. A participant may not transfer, assign, pledge or otherwise dispose of an option issued under the Plan. Shares acquired under the Plan at the end of an offering period will be freely tradable, subject in all cases to the participant's compliance with the Company's Trading Policy Statement.

   Administration. If the Plan is approved by the stockholders, it will have an effective date of February 25, 2002, and will be administered by the Compensation Committee. The Compensation Committee will have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to decide all questions of interpretation and application of such rules and regulations, which decision will be final and binding.

   Effect of Certain Corporate Changes. If, before an offering closes, the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or the Company is liquidated, sells or otherwise disposes of substantially all of its assets to another entity, then the Compensation Committee, in its discretion, may either: (i) convert outstanding options such that after the effective date of the event, each participant is entitled upon exercise to receive in lieu of the Company's stock the number and class of shares of such stock or other securities to which the participant would have been entitled had the participant been a stockholder at the time of the event; or (ii) end the offering and exercise the options as of the day before the effective date of the event.

   Amendment or Termination of the 2002 Employee Stock Purchase Plan. The Board of Directors may at any time, without a vote by stockholders, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that without stockholder approval there will generally be no: (i) change in the number of shares of Common Stock that may be issued under the Plan; (ii) change in the class of persons eligible to participate in the Plan; or (iii) other change to the Plan that requires stockholder approval under applicable law. Unless terminated earlier, the Plan will terminate on the date as of which there are no longer any shares of Common Stock available to be offered.

   The following description of the federal income tax consequences of the Plan is general and does not purport to be complete.

   Federal Income Tax Consequences of the Plan. The Plan is intended to constitute an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As presently in effect, under
Section 423 of the Code, a participant will not realize income as a result of either the grant of an option at the start of an offering period or the exercise of an option at the end of an offering period and the Company will not be entitled to an income tax deduction at such grant date or exercise date. If the participant does not dispose of the stock acquired under the Plan before the earlier of two years after the start of an offering or one year after the end of an offering, then upon the subsequent sale of the stock, the participant will have ordinary compensation income of the lesser of fifteen percent (15%) of the fair market value of the stock as of the start of the offering or the excess, if any, of the selling price of the stock over the option price. Any additional gain or loss will be treated as long-term capital gain or loss. The Company is not entitled to an income tax deduction with respect to the ordinary compensation income described above.

   If the participant disposes of the stock before the earlier of two years after the start of the offering or one year after the end of the offering, then the excess, if any, of the fair market value of the stock at the end of the offering over the option price will be ordinary compensation income to the participant, and the Company will be entitled to a deduction with respect to that income. Any additional gain or loss will be treated as short-term or long-term capital gain or loss, depending on the holding period.

  Required Vote

   The approval of a majority of the votes cast is required to approve the adoption of the 2002 Employee Stock Purchase Plan.

The Board of Directors recommends a vote FOR the proposal to adopt the 2002 Employee Stock Purchase Plan.

                            EXECUTIVE COMPENSATION

  Summary Compensation Table

   The following table and notes present the compensation earned during the transition period and in each of the prior two fiscal years by (i) all individuals serving as the Company's Chief Executive Officer or in a similar capacity during the transition period and (ii) the Company's other four most highly compensated executive officers during the transition period.

                                                                    Long-Term
                                    Annual Compensation            Compensation
                         -------------------------------------     ------------
                         Transition
                         Period or
                           Fiscal                                   Securities
   Name and                 Year                     Other Annual   Underlying     All Other
Principal Position       Ended (1)   Salary   Bonus  Compensation  Options (3)  Compensation (4)
------------------       ---------- -------- ------- ------------  ------------ ----------------
Ronald J. Rossi           12/31/01  $248,077 $60,000   $49,340 (2)         0        $ 4,327
(Chairman and Chief        2/28/01    62,123       0         0       250,000              0
Executive Officer)

Joseph F. Abely           12/31/01   211,539  50,000         0        65,000         16,429
(President and Chief       2/28/01   225,885  70,000         0        30,000         18,336
Operating Officer)         2/29/00   212,105  70,000         0        30,000         17,099

William R. Duvall         12/31/01   169,231  40,000         0        40,000         14,558
(Senior Vice President)    2/28/01   163,165  60,000         0        25,000         15,423
                           2/29/00   149,950  55,000         0        20,000         14,186

Kevin M. Mullins          12/31/01   143,077  34,000         0        25,000         12,217
(Vice President (Sales))   2/28/01   140,827  45,000         0        20,000          4,939
                           2/29/00   135,443  45,000         0        20,000          4,602

Keith E. Farris           12/31/01   122,381  32,000         0        20,000          6,967
(Vice President            2/28/01    53,461  15,000         0        20,000              0
 (Finance)
and Chief Financial
Officer)

--------
(1) The Company's transition period ended on December 31, 2001, and the Company's prior fiscal years each ended on the last day of February of the respective fiscal year.
(2) Includes a monthly housing allowance of $3,750 and the fair market value of the use of a Company automobile, which was $11,840.
(3) These options are Senior Management Options and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.
(4) Includes the Company's match of the executive officer's contribution to the Company's 401(k) plan, and, to the extent applicable, separate disability policy premiums and the portion of family medical insurance premiums otherwise payable by the executive officer.

  Option Grants in the Transition Period

   The following table shows all options granted to each of the executive officers of the Company named in the Summary Compensation Table (the "named executive officers") during the transition period and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission (the "SEC") and are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of such a formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                     Individual Grants
                  -------------------------------------------------------- ----------------------
                                                                            Potential Realizable
                               Percent of                                     Value at Assumed
                   Number of  Total Options                                Annual Rates of Stock
                  Securities   Granted to                                  Price Appreciation for
                  Underlying  Employees in                                    Option Term (3)
Name of             Options    Transition    Exercise or Base   Expiration ----------------------
Executive Officer Granted (1)    Period     Price Per Share (2)    Date        5%         10%
----------------- ----------- ------------- ------------------- ----------  --------    --------
Ronald J. Rossi          0           0%              N/A              N/A       N/A         N/A
Joseph F. Abely     40,000         8.7%            $6.47          3/21/11  $162,758    $412,461
                    25,000         5.4%             5.20         12/13/11    81,756     207,187
William R. Duvall   30,000         6.5%             6.47          3/21/11   122,068     309,345
                    10,000         2.2%             5.20         12/13/11    32,703      82,875
Kevin M. Mullins    25,000         5.4%             6.47          3/21/11   101,724     257,788
Keith E. Farris     20,000         4.4%             6.47          3/21/11    81,379     206,230

---------------------
(1) All options granted are Senior Management Options.
(2) The exercise price per share is the market price of the underlying shares of Common Stock on the date of grant.
(3) The values shown are based on the fair market value of the shares of Common Stock on the date of grant less the exercise price of the underlying shares, multiplied by the number of shares underlying the grant at December 31, 2001, as adjusted to reflect the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on Senior Management Option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in the Transition Period and Option Values at December 31, 2001

   The following table sets forth information with respect to the named executive officers concerning option exercises in the transition period and the value of options held as of the end of the transition period.

                                               Number of Securities    Value of Unexercised
                                              Underlying Unexercised       In-the-Money
                                                    Options at              Options at
                   Shares                        December 31, 2001     December 31, 2001 (2)
                  Acquired                    ----------------------- -----------------------
Name of              on                                       Un-                     Un-
Executive Officer Exercise Value Realized (1) Exercisable exercisable Exercisable exercisable
----------------- -------- ------------------ ----------- ----------- ----------- -----------
Ronald J. Rossi         0       $      0         50,000     200,000    $      0     $    0
Joseph F. Abely    59,000        189,980        342,500     112,500     368,063      6,250
William R. Duvall  20,000         61,800        269,750      76,250     181,763      2,500
Kevin M. Mullins        0              0        110,000      57,500           0          0
Keith E. Farris         0              0          5,000      35,000           0          0

--------
(1) Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise, less the exercise price of the shares, times the number of shares acquired, without deducting taxes or commissions paid by the executive officer.
(2) Value of exercisable and unexerciseable options equals the fair market value of the shares of Common Stock underlying in-the-money options on December 31, 2001 (the last trading day of the Company's Common Stock during the transition period), which was $5.45 per share, less the exercise price of the shares, times the number of shares underlying the options outstanding on December 31, 2001.

Change in Control Arrangements

   The Company has entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the Company's outstanding Common Stock. If a tender offer or exchange offer is made for 35% or more of such stock, the named executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement continues in effect until February 28, 2004; provided, however, that such agreements continue in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and the named executive officer may terminate the named executive officer's employment at any time. Each change in control agreement terminates if either party terminates the named executive officer's employment before a change in control occurs.

   With respect to Mr. Abely and Mr. Duvall, if, within 24 months after a change in control of the Company, Mr. Abely's or Mr. Duvall's employment is terminated (1) by the Company other than for disability or retirement or (2) by Mr. Abely or Mr. Duvall, respectively, for any reason, the Company has agreed to pay Mr. Abely or Mr. Duvall, as the case may be, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to
1.5 times the sum of their then current annualized base salary, plus the highest actual bonus they earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide Mr. Abely or Mr. Duvall, as the case may be, with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must provide them with 90 days' advance notice of termination unless such termination is for cause.

   With respect to the other named executive officers, if, within 24 months after a change in control of the Company, a named executive officer's employment is terminated: (1) by the Company other than for cause, disability or retirement or (2) by the named executive officer for good reason, the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to
1.5 times the sum of the named executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination, and must give 90 days' advance notice of termination to the named executive officer unless such termination is for cause.

Employment Agreement with Ronald J. Rossi

   The Company has entered into an employment agreement with Mr. Rossi for his services as Chief Executive Officer. The agreement extends through February 28, 2003, and provides for an annual base salary of $300,000. Mr. Rossi's base salary may be increased, based on an annual review, and Mr. Rossi is eligible to receive bonuses and participate in the Stock Incentive Plan and other benefit plans on the same basis as other executive employees. He receives a housing allowance of $3,750 per month, and has been provided with the use of a Company automobile. In the event of termination by the Company for cause or by Mr. Rossi, no further payments will be made by the Company. In the event of death or disability, base salary will be continued for six months and a prorated bonus will be paid. In the event of any other termination, payment of 24 months' base salary will be made in a lump sum, the cost of COBRA benefits will be borne by the Company for 18 months and a prorated bonus will be paid. Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in the ownership or operation of an activity which competes directly with the business of the Company or its subsidiaries.

Stock Performance Graph

   The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index over the five-year period beginning December 31, 1996, and ending December 31, 2001. The five-year period consists of the last five years ended December 31st to reflect the fact that the Company's fiscal year now ends on December 31st of each year. Cumulative stockholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.

   The Company's peer group index consists of Armor Holdings, Inc., Audiovox Corporation, AXCESS, Inc., Checkpoint Systems, Inc., Kroll Inc., I.D. Systems, Inc., and Trimble Navigation Limited. The Company's peer group index for its fiscal year ended February 28, 2001, consisted of Audiovox Corporation. The component companies comprising the peer group index were selected based on the Company's determination that they offered products similar in nature to those offered by the Company. The Company periodically evaluates companies that it believes may have product offerings or other attributes similar in nature to those of the Company and, based on the results of these evaluations, has in the past and may again in the future add companies to or remove companies from its peer group index.

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

                LOJACK CORPORATION      PEER GROUP      NASDAQ STOCK MARKET
    12/31/1996       $100.00              $100.00            $100.00
    12/31/1997        147.50               100.20             122.50
    12/31/1998        118.80                92.00             172.70
    12/31/1999         67.50               107.80             320.90
    12/31/2000         75.60                75.00             193.00
    12/31/2001         54.50                95.30             153.10

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act or under the Exchange Act.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Company is comprised of Messrs. MacKinnon (Chairman), Renfro and Rosenthal, who are independent directors, as defined by NASDAQ, and operates under a written charter adopted by the Board of Directors, a copy of which is set forth in Appendix B to this Proxy Statement. Messrs. MacKinnon, Renfro and Rosenthal were members for the entire ten-month transition period ended December 31, 2001 (the "transition period").

   The Audit Committee has reviewed and discussed with management the audited financial statements for the transition period, and the Audit Committee or its Chairman has reviewed with management and with the outside auditors, prior to filing with the Securities and Exchange Commission, the Company's interim financial results to be included in the Company's quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU
(S) 380), as may be modified or supplemented. The Audit Committee met six times during the transition period, and two additional times after the close of the fiscal year, primarily with respect to matters affecting the transition period financial statements.

   The Audit Committee has reviewed the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company's internal controls, and reviewed and reassessed the adequacy of its charter.

   The Audit Committee met with the independent auditors prior to the audit to review the planning and staffing of the audit.

   The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for the transition period and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors' independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors' independence at this time. The following is a list of the types of services considered and the amounts, if any, charged by the independent auditors to the Company for the transition period:

   Audit Fees: The aggregate fees for attestation services rendered by Deloitte & Touche LLP in connection with their audit of the consolidated financial statements and reviews of the consolidated financial statements included in Quarterly Reports on Form 10-Q for the transition period were approximately $162,000, including expenses.

   Financial Information Systems Design and Implementation Fees: None

   All Other Fees: The aggregate fees for all other services rendered by Deloitte & Touche LLP in the transition period were approximately $383,000, and can be sub-categorized as follows:

         Attestation Fees--Fees for attestation services for matters such as consents related to SEC registration statements, an audit of an employee benefit plan, consultations on accounting standards or transactions, and due diligence pertaining to a potential investment were approximately $214,000.

         Tax Fees--Fees for tax services related to federal and state tax return preparation, regulatory matters and international, federal, state, and local tax advisory services amounted to approximately $169,000.

   The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

   Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K for the transition period for filing with the Securities and Exchange Commission.

   The foregoing has been furnished by the Audit Committee:

                                          John H. MacKinnon (Chairman)
                                          Larry C. Renfro
                                          Harvey Rosenthal

                       REPORT OF COMPENSATION COMMITTEE

   The Compensation Committee consists of Lee T. Sprague (Chairperson), Robert
J. Murray and Robert L. Rewey, three non-employee directors. The Compensation Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

   The Compensation Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Compensation Committee structures its compensation programs to achieve the following objectives:

  . offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; and reward achievements that further the business strategy of the Company.

  . link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

  . encourage executives to manage from the perspective of persons with ownership interests in the Company.

   Each year the Compensation Committee conducts a full review of the Company's executive compensation program. In the ten-month transition period ended December 31, 2001, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Compensation Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

   Based upon the findings of the independent consultant and its own deliberations, the Compensation Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

   The Compensation Committee recently reviewed the performance standards by which it determines annual bonus awards. For 2002, awards will continue to be based on a combination of Company results and individual achievements. The Compensation Committee utilizes a formal Executive Incentive Program under which achievement of specific revenue, profit and personal objectives set early in the year are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement other than Ronald J. Rossi, the Compensation Committee also takes into account the views of Mr. Rossi, the Company's Chief Executive Officer. The Compensation Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

   Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary have generally been modest.

   Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the year, the Compensation Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels and specific revenue, profit and personal objective goals are set for each eligible officer. During the transition period, the corporate performance standards were based on growth in revenues, growth in pre-tax earnings and market penetration. The Compensation Committee also considered individual achievements in areas such as departmental performance and leadership of special projects.

   Over the past five fiscal years, the Compensation Committee has awarded cash bonuses to the Company's executive officers. The awards for each year are generally declared and paid in the first quarter of the following year The Compensation Committee recommended, and the Board approved, allocating $226,000 for bonus compensation to the executive management group for the transition period, which has been allocated and was paid in the first quarter of 2002.

   Management Stock Ownership. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Compensation Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Compensation Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Compensation Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

   On March 21, 2001, the Compensation Committee granted 140,000 Senior Management Options to purchase the Company's Common Stock at $6.47 per share, as follows: Joseph F. Abely, 40,000, William R. Duvall, 30,000, Peter J. Conner and Kevin M. Mullins, 25,000 each, and Keith Farris, 20,000. On December 13, 2001, the Compensation Committee granted 50,000 Senior Management Options to purchase the Company's Common Stock at $5.20 per share, as follows: Joseph F. Abely, 25,000, Peter J. Conner, 15,000, and William R. Duvall, 10,000. The Compensation Committee considers these option grants reflective of the performance of senior management during the transition period as measured by corporate and individual performance standards, and consistent with the intent and purposes of the Company's compensation philosophy.

  Chief Executive Officer Compensation

   In determining the compensation of the Company's Chairman and Chief Executive Officer, Ronald J. Rossi, the Compensation Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the transition period as measured against the Company performance standards established by the Compensation Committee. In light of these factors, the Board approved, based on the Compensation Committee's recommendation, a bonus of $60,000 to be paid to Mr. Rossi in the first quarter of 2002.

                                          The Compensation Committee

                                          Lee T. Sprague (Chairperson)
                                          Robert J. Murray
                                          Robert L. Rewey

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table sets forth certain information as of April 12, 2002, with respect to the voting securities of the Company owned by: (1) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (2) each director or director nominee of the Company, (3) each of the executive officers named in the Summary Compensation Table in this proxy statement and (4) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of April 12, 2002. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of                                         Amount and Nature of Percent Ownership of
Beneficial Owner                                Beneficial Ownership     Common Stock
----------------                                -------------------- --------------------
Capital Guardian Trust Company                      2,003,200  (1)          13.87%
Kern Capital Management, LLC                        1,931,500  (2)          13.37%
Wellington Management Company, LLP                  1,495,000  (3)          10.35%
Frontier Capital Management Co., LLC                  948,590  (4)           6.57%
C. Michael Daley                                    1,178,117  (5)           7.70%
Ronald J. Rossi                                       170,000  (6)           1.16%
Joseph F. Abely                                       361,123  (7)           2.45%
William R. Duvall                                     263,855  (8)           1.80%
Kevin M. Mullins                                      133,750  (9)              *
Keith E. Farris                                        10,000  (10)             *
Lee T. Sprague                                        261,134  (11)          1.80%
Robert J. Murray                                       75,000  (12)             *
Larry C. Renfro                                        74,500  (13)             *
Harvey Rosenthal                                       29,500  (14)             *
John H. MacKinnon                                       5,950  (15)             *
Robert L. Rewey                                         4,250  (16)             *
All executive officers and directors as a group     1,678,440  (17)         10.72%

--------
* Less than one percent (1%) of the outstanding Common Stock.

(1) According to Amendment No. 5 to Schedule 13G, filed with the SEC on February 11, 2002, Capital Guardian Trust Company exercises sole voting power with respect to 1,342,900 shares and sole dispositive power with respect to 2,003,200 shares. Capital Group International, Inc. may be deemed beneficial owner of the securities beneficially owned by Capital Guardian Trust Company. Capital Group International, Inc. disclaims such beneficial ownership. Capital Guardian Trust Company's mailing address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(2) According to Schedule 13G, filed with the SEC on February 14, 2002, Kern Capital Management, LLC exercises sole voting and sole dispositive power with respect to 1,931,500 shares. Robert E. Kern, Jr. and David G. Kern may be deemed beneficial owners of the securities beneficially owned by Kern Capital Management, LLC. Robert E. Kern, Jr. and David G. Kern disclaim such beneficial ownership. Kern Capital Management, LLC's mailing address is 114 West 47th Street, Suite 1926, New York, New York 10036.

(3) According to Amendment No. 3 to Schedule 13G, filed with the SEC on February 8, 2002, Wellington Management Company, LLP exercises shared voting power with respect to 1,185,000 shares and shared dispositive power with respect to 1,495,000 shares. Wellington Management Company, LLP's mailing address is 75 State Street, Boston, Massachusetts 02109.

(4) According to Amendment No. 1 to Schedule 13G, filed with the SEC on February 8, 2002, Frontier Capital Management Co., LLC exercises sole voting and sole dispositive power with respect to 948,590 shares. Frontier Capital Management Company, LLC's mailing address is 99 Summer Street, Boston, Massachusetts 02110.

(5) According to American Stock Transfer and Trust Company, Mr. Daley exercises sole voting and sole dispositive power with respect to 328,117 shares. Mr. Daley also has the right to purchase 850,000 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of April 12, 2002 ("Currently Exercisable Options"). Mr. Daley's mailing address is 60 Elm Street, Canton, Massachusetts 02021.

(6) Includes 150,000 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes (i) 400 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse and (iii) 277,500 shares issuable upon exercise of Currently Exercisable Options.

(8) Includes 250,000 shares issuable upon exercise of Currently Exercisable Options.

(9) Includes 133,750 shares subject to Currently Exercisable Options.

(10) Includes 10,000 shares issuable upon exercise of Currently Exercisable Options.

(11) Includes (i) 5,000 shares held by spouse as to which beneficial ownership is disclaimed and (ii) 40,000 shares issuable upon exercise of Currently Exercisable Options.

(12) Includes (i) 45,000 shares held jointly with spouse and (ii) 30,000 shares issuable upon exercise of Currently Exercisable Options.

(13) Includes 40,000 shares issuable upon exercise of Currently Exercisable Options.

(14) Includes 25,000 shares issuable upon exercise of Currently Exercisable Options.

(15) Includes (i) 200 shares held jointly with spouse and (ii) 3,750 shares issuable upon exercise of Currently Exercisable Options.

(16) Includes 1,250 shares issuable upon exercise of Currently Exercisable Options.

(17) Includes 1,212,500 shares issuable upon exercise of Currently Exercisable Options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the transition period or written representations from certain persons furnished to the Company during the transition period that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the transition period and for all prior fiscal years, except for the following: (i) the "Initial Statement of Beneficial Ownership of Securities" on Form 3 for John H. MacKinnon and Donna
M. Driscoll, and (ii) one transaction relating to option grants for each of Joseph F. Abely, Peter J. Conner, William R. Duvall, Donna M. Driscoll, Kevin
M. Mullins, John H. MacKinnon, Robert J. Murray, Larry C. Renfro, Harvey Rosenthal, and Lee T. Sprague.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

   Any stockholder proposal intended to be presented at the Company's 2003 annual meeting of stockholders must be received at the executive offices of the Company not later than December 24, 2002, and must otherwise satisfy the conditions established by the SEC and by the Company's By-laws in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                 ANNUAL REPORT

   The Company's Annual Report to Stockholders for the transition period is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

   As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

                                                  By order of the Board of
                                                  Directors,

                                                  THOMAS A. WOOTERS, Clerk

                                                                     Appendix A

                              LoJack Corporation
                       2002 Employee Stock Purchase Plan

1.  Purpose

   The purpose of this 2002 Employee Stock Purchase Plan (the "Plan") is to provide employees of LoJack Corporation (the "Company") and its Subsidiaries the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase its stock. This Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

2.  Definitions

   (a) "Board" shall mean the Board of Directors of the Company.

   (b) "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

   (c) "Committee" shall have the meaning set forth in Section 3.

   (d) "Common Stock" shall mean the shares of the Company's Common Stock, $0.01 par value per share.

   (e) "Compensation" shall mean the amount reported (or to be reported) in Box 1 of Form W-2, or its equivalent, increased by any salary reduction elected pursuant to Sections 402(g), 132(f) or 125 of the Code.

   (f) "Employee" shall mean any individual who has been employed at least 90 days by the Company or any Subsidiary. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary;
(ii) any Employee who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all class of stock of the Company or a Subsidiary; (iii) any individual who is a common law employee of a Subsidiary, none of the employees of which participate in the Plan, as determined by the Committee; and (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan.

   (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (h) "Exercise Date" shall mean the date(s) designated by the Committee from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

   (i) "Fair Market Value" shall be, as to a specific date, the closing price, if any, of the Company's Common Stock on such date as reported by the NASDAQ National Market or such other exchange on which the Company's Common Stock may then be traded, or, if none, the fair market value shall be the closing price of the Company's Common Stock on the nearest date to such date. The Fair Market Value determined by the Committee in good faith in such manner shall be final binding and conclusive on all parties.

   (j) "Insider" shall mean a person subject to Section 16 of the Exchange Act.

   (k) "Offering" shall mean any offering of Common Stock in accordance with
Section 7.

   (l) "Offering Date" shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately preceding the applicable date.

   (m) "Option" shall mean the right of a Participant to purchase Common Stock pursuant to an Offering.

   (n) "Option Price" shall have the meaning set forth in Section 8.

   (o) "Optionee" shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Common Stock as a result of an Offering.

   (p) "Participant" shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6.

   (q) "Securities Act" shall mean the Securities Act of 1933, as amended.

   (r) "Subsidiary" shall mean a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  Administration of the Plan

   (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

   (b) The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of Options granted thereunder shall be subject to the determination of the Committee, which shall be final and binding.

   (c) The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date and to increase or decrease the number of Offerings in a year.

   (d) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

4.  Option Shares

   The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 250,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 14. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

5.  Eligibility

   An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

        (i) if immediately after the grant the aggregate amount of stock the Employee would be considered to own under Section 424(d) of the Code, including stock that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

        (ii) that permits the Employee's right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the shares at the time any option is granted.

6.  Participation

   (a) An Employee may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the payroll period in which the Offering Date occurs and shall end with the last payroll completed prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. The Committee may provide that in the case of the first Offering, payroll deductions shall commence with the first payroll period ending after the initial Offering Date. All payroll deductions shall be made on an after-tax basis.

   (b) A Participant shall elect in the authorization for payroll deduction to have deductions made from his or her Compensation on each payday in an amount equal to a whole percentage of from one to fifteen percent of his Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant's account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant's estate in cash.

   (c) Except as may be required by law, a Participant may not make any payments to the Participant's account other than by authorization for payroll deduction. A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in
Section 10.

7.  Grant of Options

   (a) Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the shares of Common Stock available under the Plan are exhausted or until the Plan is terminated pursuant to Section 17 or Section 18. Participation by an Employee in any Offering shall neither limit nor require his participation in any other Offering.

   (b) Each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of whole shares of Common Stock that the accumulated payroll deductions credited to his account during the Offering is able to purchase at the Option Price.

   (c) If the total number of shares for which Options are to be granted as of any Offering Date exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the available shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In that event, the payroll deductions made or to be made pursuant to authorizations for that Offering shall be reduced accordingly, and the Committee shall give written notice of such reduction to each affected Participant.

   (d) In no event shall a Participant be granted an Option in any Offering to acquire more than that number of whole shares of Common Stock equal to $25,000 divided by the Fair Market Value of the shares as of the Offering Date; provided, however, that such limit shall be subject to Section 5(ii) and to the adjustment in accordance with Section 14.

8.  Option Price

   The Option Price of shares of Common Stock for any Offering shall be the lesser of: (a) 85 percent of the Fair Market Value of the shares on the Offering Date; or (b) 85 percent of the Fair Market Value of the shares on the Exercise Date.

9.  Exercise of Options

   (a) A Participant's Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of whole shares of Common Stock equal to the accumulated payroll deductions credited to the Participant's account as of the Exercise Date divided by the Option Price.

   (b) As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant's election, either (a) the shares purchased upon the exercise of the Participant's Option, together with a cash payment equal to the balance of any payroll deductions credited to the Participant's account during the Offering that were not used for the purchase of shares, other than amounts representing fractional shares, or (b) a cash payment equal to the total of the payroll deductions credited to the Participant's account during the Offering. Amounts representing fractional shares will, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

   (c) The shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

10.  Withdrawal from Offering

   A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant's request to withdraw, and no further payroll deductions will be made from the Participant's Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant's withdrawal from an Offering will have no effect upon his or her eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

11.  Expiration of Options On Termination of Employment

   (a) Options shall not be transferable by a Participant and no amount credited to a Participant's account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant's account under the Plan will be paid in cash. Upon termination of the Participant's employment with the Company or a Subsidiary for any reason other than death, an amount in cash equal to the accumulated payroll deductions then credited to the Participant's account under the Plan will be paid to the Participant. In the case of a Participant's death, the provisions of Section 15 shall control.

   (b) An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Subsidiary and the Participant for purposes of this Section 11, provided that either (a) the absence is for a period of no more than 90 days or
(b) the Employee's right to be re-employed after the absence is guaranteed either by statute or by contract.

12.  Requirements of Law

   The Company shall not be required to sell or issue any shares of Common Stock under the Plan if the issuance of such shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

13.  No Rights as Stockholder

   No Participant shall have rights as a stockholder with respect to shares covered by his Option until the applicable Exercise Date and, except as otherwise provided in Section 14, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

14.  Changes in the Company's Capital Structure

   (a) If the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan; provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

   (b) If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

   (c) Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then the Committee, in its discretion, shall provide that either:

        (i) after the effective date of such merger, consolidation, liquidation or sale, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, liquidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

        (ii) all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation or sale, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

   (d) Except as expressly provided to the contrary in this Section 14, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

15.  Disposition of Account at Death

   In the event that a Participant dies after the Exercise Date but before the delivery of the stock certificates, such certificates when issued together with any cash remaining in the Participant's account shall be transferred to the Participant's estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant's estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan.

16.  Miscellaneous

   (a) Accumulated payroll deductions and the proceeds from the sale of shares pursuant to the exercise of Options shall constitute general funds of the Company.

   (b) To the extent required by law, the Company or a Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

   (c) All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

   (d) Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

   (e) The title of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

   (f) The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

17.  Amendment or Termination of Plan

   (a) The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the stockholders of the Company there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 14; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires stockholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

   (b) Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant's account under the Plan immediately prior to termination.

18.  Effective Date and Duration of the Plan

   The Plan shall be effective as of February 25, 2002, subject only to ratification by the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the stockholders of the Company within 12 months before or after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the business date as of which there are no longer any shares available pursuant to
Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

                                                                     Appendix B

                          Audit Committee Charter for
                      LoJack Corporation (the "Company")

Purpose and Powers

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct and the integrity of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the public or other uses thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

   The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Committee shall be responsible for overseeing the independence of the outside auditors.

Membership

   The Committee shall be comprised of not less than two members of the Board, selected annually by the Board. Effective no later than June 14, 2001 the Committee shall be comprised of not less than three members, and otherwise will meet the independence and experience requirements of the Audit Committee Policy of the NASD.

   Accordingly, thereafter all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate within a reasonable period of time after appointment to the Committee.

   In addition, at least one member of the Committee will have (i) accounting or related financial management expertise, or (ii) will have past employment experience in finance or accounting or comparable experience or background.

Duties

   The Committee's job is one of oversight and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors work. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  . The Committee shall periodically discuss with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company's internal controls.

  . The Committee shall review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval.

  . Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  . Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  . Review with the independent auditors any problems or difficulties the auditors may have encountered, any management letter provided by the auditors and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  . The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence to oversee the independence of the outside auditor.

  . The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors, prior to filing with the Securities and Exchange Commission, the Company's interim financial results to be included in the Company's quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditors and to approve the fees to be paid to the outside auditors.

                                                                      Appendix C


PROXY                        LOJACK CORPORATION                           PROXY

          Proxy Solicited on behalf of the Board of Directors for the
                         Annual Meeting of Stockholders

                                  May 30, 2002

     The undersigned stockholder of LoJack Corporation, a Massachusetts corporation (the "Company"), hereby appoints Ronald J. Rossi and Joseph F. Abely (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on April 12, 2002, at the Annual Meeting of Stockholders of LoJack Corporation, to be held on May 30, 2002, at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2002, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     The shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all the nominees in Proposal 1, "FOR" Proposal 2 and in the discretion of proxies on Proposal 3 on the reverse side hereof.

                 PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                        Please date, sign and mail your
                        proxy back as soon as possible!

                         Annual Meeting of Stockholders
                               LOJACK CORPORATION

                                  May 30, 2002


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

                                                   WITHHOLD
                         FOR ALL NOMINEES         AUTHORITY
                       (except as marked to       to vote for
1. Election             the contrary below)      all nominees
   of Directors                [ ]                    [ ]

If you do not wish your shares voted "For" a particular nominee, mark the "For All Nominees" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee(s).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Nominees: Ronald J. Rossi              Larry C. Renfro
          Joseph F. Abely              Harvey Rosenthal
          Lee T. Sprague               John H. MacKinnon
          Robert J. Murray             Robert L. Rewey

                                                       FOR    AGAINST   ABSTAIN
2. To approve the 2002 Employee Stock Purchase Plan.   [ ]      [ ]       [ ]

3. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   HAS YOUR ADDRESS CHANGED?         DO YOU HAVE ANY COMMENTS?

   -----------------------------     ----------------------------------

   -----------------------------     ----------------------------------

   -----------------------------     ----------------------------------

PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

Signature                                      Date
         ------------------------------------      ---------------------------

Signature                                      Date
         ------------------------------------      ---------------------------
         Co-owner's signature if held jointly

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint tenants, each party should sign.